Ex 99.1

FOR IMMEDIATE RELEASE

XFONE Announces Status of USDA ARRA (American Recovery and Reinvestment Act) Application; PRIDE 1 & 2 Applications Progress To Second Phase

Lubbock, TX – December 21, 2009 – XFONE, Inc. (NYSE Amex and TASE: XFN) (“XFONE” or “the Company”) announced that its wholly owned subsidiary, PRIDE Network, Inc.’s applications for USDA (United States Department of Agriculture) RUS (Rural Utility Service) funding under the Broadband Initiative Program (BIP) for the Fiber To The Premise (FTTP) build out of the Company’s Pride Network in Northern Texas, have advanced to phase two. Phase two includes the due diligence process as well as a competitive and response analysis, among other requirements.  PRIDE Network had submitted two applications to the USDA for a total of $63.5 million split between long term loans of approximately $35.5 million and a grant of $28 million.

Xfone continues to make progress with its existing RUS sponsored FTTP build out in Levelland, Texas where it has completed passings for approximately 30% of business and residential customers.  The Company began marketing eight weeks ago and has already signed up approximately 20% of potential customers passed.

Guy Nissenson, President and CEO commented, “We are pleased that the Company has been selected to advance to the second phase of the USDA RUS application process but realize that there is still much work ahead of us.  Furthermore, our Levelland project is proceeding well and we are very encouraged by the amount of customers who have already transitioned to our voice, video and data triple play service.”

There is no assurance that the PRIDE NETWORK applications will be approved.

About XFONE, Inc.

A U.S.-domiciled corporation, XFONE is a holding and managing company with operations in the United States, the United Kingdom and Israel, that offers a wide range of communications services which include: local, long distance and international telephony services; video; prepaid and postpaid calling cards; cellular services; Internet services; messaging services (Email/Fax Broadcast, Email2Fax and Cyber-Number); and reselling opportunities.  The Company serves customers worldwide.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." XFONE's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact Details:

US IR Contact John G. Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) Tel: 1.203.972.9200. E-mail: jnesbett@institutionalms.com	Company Contact Niv Krikov, CFO Tel: 1.806.771.1181 E-mail: niv@xfone.com